Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Securities Trust on Form N-1A ("Registration Statement") of our report dated December 21, 2012, relating to the financial statements and financial highlights which appears in the October 31, 2012 Annual Report to Shareholders of DWS Gold & Precious Metals Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 120 to the Registration Statement (Form N-1A, No. 2-36238) of our report dated December 20, 2012 on the financial statements and financial highlights of DWS Technology Fund (a series of DWS Securities Trust), included in the Fund’s Annual Report for the fiscal year ended October 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 22, 2013